                                                                    Exhibit 10.5




                       AMENDED AND RESTATED LOAN AGREEMENT


         THIS AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement") is dated as of December 31, 1999, between ValorInvest Ltd., an Irish Corporation ("Lender"), and Marine Shuttle Operations Inc. (formerly Geoteck International, Inc.), a Nevada corporation ("Borrower").

                                    RECITALS

         WHEREAS, Borrower and Lender entered into a loan agreement dated March 1, 1999, whereby Borrower was entitled to borrow US$6,000,000 from Lender (the "Consolidated Agreement"); and

         WHEREAS, Borrower and Lender have determined to amend and restate the Consolidated Agreement to increase the amount of time available to Borrower to repay loans outstanding under the Consolidated Agreement and to reflect certain other terms agreed to by the parties.

         NOW THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Loan. Lender will provide the Borrower with a loan in the amount of up to US$6,000,000 (the "Loan"). Borrower and Lender agree that $3,875,000 has heretofore been advanced under the Loan and that Schedule 1 attached hereto is a complete and accurate statement of advances and repayment of principal of the Loan. The Loan shall be evidenced by Borrower's amended and restated commercial promissory note attached hereto as Exhibit A (the "Note"). Upon the satisfaction of the conditions precedent to any advance as set forth herein, Lender will make available the proceeds of the Loan. Advances will be made available in $250,000 increments upon ten (10) business days written notice of demand by Borrower; provided, however, that Lender is not required to advance more than $500,000 in any single month. Advances shall be limited in the aggregate to the stated principal amount of the Loan; the Loan is not a revolving line of credit. The following are conditions precedent to any advance hereunder (except to the extent and in the manner expressly waived by Lender, and any such conditions waived by Lender may be reimposed as a condition of subsequent advances):

         (a)  Borrower shall have executed and delivered the Note to the Lender.

         (b) All representations and warranties made by Borrower in this Agreement and the Note shall be true, complete and correct on and as of the date of the making of any advance hereunder as though such representations and warranties were made anew on such date.

         (c) There shall not have occurred and be continuing any default in the performance or observance of any of the material covenants, agreements, or conditions to be performed or observed by Borrower under this Agreement, the Note or in connection with any other material obligations of Borrower to Lender, nor shall there have occurred and be continuing any event, condition, or circumstances which, with notice or the passage of time, or both, would constitute a breach in any material respect of any representation, covenant, or warranty by Borrower or a default under this Agreement, the Note or in connection with any other obligations of Borrower to Lender.

         2. Interest. The Loan shall bear interest at a rate of seven and one half percent (7.5%) per annum.

         3. Repayment of Loan. The outstanding principal balance of the Loan and accrued and unpaid interest thereon shall be due and payable as follows: (a) to the extent the Borrower receives cash proceeds from any equity or debt financings after January 1, 2000 which, in the aggregate, exceed $2,000,000, then that portion of the principal balance of the Loan plus accrued and unpaid interest on the Loan equal to (x) twenty-five percent (25%) of the total of such excess cash proceeds received after January 1, 2000 less (y) any payments previously made by Borrower to Lender under this clause (a) (or such lesser amount of principal and interest as may then be outstanding under the Loan) shall be due and payable within five (5) business days after each date on which Borrower receives such excess cash proceeds; provided, however, that cash proceeds from debt financings with a due date of less than one year from the time that Borrower receives such proceeds shall not be aggregated in determining whether Borrower has received cash proceeds in excess of $2,000,000 and (b) if not sooner paid (whether by acceleration or otherwise), in full on December 31, 2000.

         4. Representations, Warranties, and Covenants of Borrower. Borrower represents, warrants and covenants to Lender as follows:

         (a) Corporate Organization and Good Standing. Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. Borrower is qualified and in good standing to do business in all jurisdictions where its business or ownership or leasing of property or assets requires such qualification.

         (b) Authority. Borrower has all requisite corporate power and authority to execute and deliver this Note and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Note by Borrower and the consummation by Borrower of the transactions contemplated hereby have been duly authorized by its board of directors or similar governing body, if applicable, and no other corporate or shareholder proceedings on the part of Borrower are necessary to authorize this Note or to consummate the transactions contemplated hereby. This Note has been duly executed and delivered by Borrower and is a valid and binding obligation of Borrower.

         (c) Contracts. All material contracts, agreements, licenses, leases for real property or personal property, permits, arrangements, commitments, instruments, understanding or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which Borrower is a party, the breach or termination of which would have a material adverse effect on Borrower or its business (collectively, the "Borrower Contracts") are in full force and effect, and there exists no material breach or violation of or default by Borrower under any Borrower Contract nor, to Borrower's knowledge, by any other party to a Borrower Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Borrower Contract by Borrower nor, to Borrower's knowledge, by any other party to a Borrower Contract. The continuation, validity, and effectiveness of each Borrower Contract will in no way be affected by the consummation of the transactions contemplated by this Note.

         (d) Actions and Proceedings. There is no claim, charge, arbitration, grievance, action, suit, investigation, bankruptcy, insolvency, rearrangement or similar actions or proceedings, whether voluntary or involuntary, by or before any court, arbiter, administrative agency or other governmental authority now pending or threatened against Borrower, or which involves any of the business, properties or assets of Borrower that, if adversely resolved or determined, would have a material adverse effect on Borrower. Borrower has no intention of filing or commencing any such actions or proceedings.

         (e) Advances. At the date of this Agreement, a principal balance of $2,550,000, plus accrued and unpaid interest on all advances under the Consolidated Note, is due and owing from Borrower to Lender under the Consolidated Note and the Note without any offset, reduction, counterclaim or recoupment whatsoever.

         5. Notice. All notices, requests, demands and other communications required or permitted hereunder must be in writing and shall be effective (a) five days after being mailed by first class and certified or registered mail, return receipt requested, with proper postage prepaid, or (b) two (2) business days after being delivered to an established over-night delivery service, with costs for "next day" delivery prepaid, addressed in either case to the following addresses (or in either case to such other address as such party may from time to time designate to the other by like written notice):

         To the Borrower:          Marine Shuttle Operations Inc.
                                   Attention: Mr. Franz Eder
                                   c/o Marine Shuttle Operations AS
                                   Luramyrveien 29
                                   N-4391 Sandes, Norway
                                   Tel:
                                   Fax:

                                   with copy to:
                                   Leonard J. Breslow, Esquire
                                   Breslow & Walker, LLP
                                   100 Jericho Quadrangle
                                   Jericho, New York  11753
                                   Tel:  (516) 822-6505
                                   Fax:  (516) 822-6544

         To the Lender:            ValorInvest Ltd.
                                   Attention: Mr. Pierre Besuchet
                                   29 Quai des Bergues
                                   1201 Geneva
                                   Switzerland
                                   Fax: 0041-1-9238807

                                   with copy to:
                                   Michael H. Chanin, Esquire
                                   Powell, Goldstein, Frazer & Murphy LLP
                                   1001 Pennsylvania Avenue, NW., Suite 600
                                   Washington, DC 20004
                                   Tel: (202) 624-7235
                                   Fax: (202) 624-7222

         6.  Miscellaneous.

             (a) Assignment. Borrower may not assign any rights or delegate any duties it has assumed hereunder without the prior written consent of Lender. Lender may assign its rights hereunder or delegate its duties hereunder to clients of Lender who are not actual, direct competitors of Borrower, without the consent of Borrower, subject only to compliance with any applicable laws.

             (b) Governing Law and Choice of Forum. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada. The parties agree that any appropriate court located in Nevada will have exclusive jurisdiction of any case or controversy arising under or in connection with this Agreement and will be a proper forum in which to adjudicate such case or controversy. The parties expressly consent to personal jurisdiction and venue in such courts.

             (c) Entire Agreement/Amendment. This Agreement embodies the entire agreement of the parties hereto relating to the subject matter hereof and supercedes all oral agreements, and to the extent inconsistent with the terms hereof, all other written agreements, including that certain loan agreement between Lender and Borrower, dated as of March 1, 1999.

             (d) Severability. In the event any provision (or any part of any provision) contained in this Agreement shall for any reason be finally held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Agreement; but this Agreement shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained herein, but only to the extent it is invalid, illegal or unenforceable.

             (e) Captions and Section Headings. Captions and section headings used herein are for convenience only and are not a part of this Agreement and will not be used in construing it.

             (f) Fax Execution. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

             IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.


                                      VALORINVEST LTD.


                                      BY:___________________________________
                                         Pierre Besuchet
                                         Director and Secretary


                                      MARINE SHUTTLE OPERATIONS, INC.


                                      By:___________________________________
                                         Franz Eder
                                         President

                                  SCHEDULE 1 TO
                       AMENDED AND RESTATED LOAN AGREEMENT

                STATEMENT OF ADVANCES AND REPAYMENT OF PRINICIPAL
                                 UNDER THE LOAN



Bridge Loan from Valorinvest

       Date            amount                   balance
-----------------------------------------------------------
      3/19/99         750,000.00                750,000.00
      3/25/99         250,000.00              1,000,000.00
      3/30/99                                 1,000,000.00
      4/14/99         500,000.00              1,500,000.00
      4/30/99                                 1,500,000.00
      5/14/99         250,000.00              1,750,000.00
      5/19/99         250,000.00              2,000,000.00
      5/30/99                                 2,000,000.00
       6/4/99         250,000.00              2,250,000.00
       6/8/99         250,000.00              2,500,000.00
      6/30/99                                 2,500,000.00
       7/1/99         250,000.00              2,750,000.00
       7/7/99         250,000.00              3,000,000.00
      7/27/99         250,000.00              3,250,000.00
      7/30/99                                 3,250,000.00
      8/16/99         250,000.00              3,500,000.00
      8/30/99                                 3,500,000.00
      9/10/99                                 3,500,000.00
      9/24/99         150,000.00              3,650,000.00
      9/30/99                                 3,650,000.00
      10/5/99         150,000.00              3,800,000.00
     10/28/99          75,000.00              3,875,000.00
     10/30/99                                 3,875,000.00
     11/30/99                                 3,875,000.00
     12/15/99      -1,325,000.00              2,550,000.00
     12/30/99                                 2,550,000.00

                                    EXHIBIT A

                                      NOTE

                 AMENDED AND RESTATED COMMERCIAL PROMISSORY NOTE

THIS AMENDED AND RESTATED COMMERCIAL PROMISSORY NOTE (this "Note") is made as of the date provided below by MARINE SHUTTLE OPERATIONS INC. (formerly Geoteck International, Inc.), a Nevada corporation ("Borrower"), for the benefit of VALORINVEST LTD. ("Lender").

                                    RECITALS

         WHEREAS, Lender made available $6,000,000 as a bridge loan to Borrower against its promissory note dated March 1, 1999 (the "Consolidated Note"); and

         WHEREAS, the principal, interest and all other sums payable under the Consolidated Note were due and payable on December 31, 1999 (the "Consolidated Maturity Date"); and

         WHEREAS, Borrower has advised Lender that Borrower wants to extend the Consolidated Maturity Date; and

         WHEREAS, in order to induce Lender to extend the Consolidated Maturity Date, Borrower has agreed to amend and restate the Consolidated Note.

         NOW THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower agrees as follows:

U.S. $6,000,000.00                                             December 31, 1999

         FOR VALUE RECEIVED, Borrower does hereby promise to pay to the order of Lender the principal sum of SIX MILLION DOLLARS ($6,000,000), together with interest thereon as provided below.

         1. Acknowledgement of Receipt of Funds. As of the date of this Note, Borrower has received aggregate advances of $3,875,000 in principal funds (not including interest or any other sums payable hereunder) from Lender pursuant to the terms of this Note and originally evidenced by the Consolidated Note, of which $1,325,000 has been repaid. This Note is a modification and complete restatement, but not a novation, of the Consolidated Note.

         2. Interest. Interest will accrue on the outstanding principal amount of this Note at the rate of seven and one half percent (7.5%) per annum from the date of each advance, and until all amounts outstanding under this Note have been paid in full.

         3. Late Charges; Default Interest. In the event any principal amount and/or interest due under this Note is not actually received by Lender within ten (10) days after the date when the same is due, Lender shall be entitled to collect a late charge to cover the increased costs of administering the loan in an amount equal to five percent (5%) of such overdue amount. Overdue payments of interest and/or principal hereunder, and all sums advanced or expended by Lender for Borrower's account and not repaid, shall bear interest during the period of any default hereunder at the rate of eighteen percent (18%) simple interest per annum, or if such per annum rate shall not be permitted by law, then the highest interest rate permitted by law.

         4. Payments. Interest, principal and all other sums payable hereunder (collectively, the "Obligations") shall be payable, without any offset, reduction, counterclaim or recoupment whatsoever, in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, and shall be due and payable as follows unless extended by the Lender:

         (a) To the extent the Borrower receives cash proceeds from any equity or debt financings after January 1, 2000 which, in the aggregate, exceed $2,000,000, then that portion of the principal balance of the Obligations plus accrued and unpaid interest on the Obligations equal to (x) twenty-five percent (25%) of the total of such excess cash proceeds received after January 1, 2000 less (y) any payments previously made by Borrower to Lender under this clause (a) (or such lesser amount of the Obligations and accrued and unpaid interest as may then be outstanding) shall be due and payable within five (5) business days after each date on which Borrower receives such excess cash proceeds; provided, however, that cash proceeds from debt financings with a due date of less than one year from the time that Borrower receives such proceeds shall not be aggregated in determining whether Borrower has received cash proceeds in excess of $2,000,000 and

         (b) If not sooner paid (whether by acceleration or otherwise), in full on December 31, 2000.

         5. Advances. Advances by Lender under this Note shall be made only as provided in and are subject to the terms and conditions in that Amended and Restated Loan Agreement between Borrower and Lender of even date herewith (the "Loan Agreement"). Advances are limited in the aggregate to the stated principal amount of this Note; this is not a revolving line of credit.

         6. Application of Payments. All payments shall be applied first on account of late charges, if any, then to Lender's costs of collection (including, without limitation, reasonable attorneys' fees and expenses), if any, then, to accrued and unpaid interest, and the balance to the reduction of principal. For the purposes of computing interest on the debt evidenced hereby, interest shall be calculated on the basis of a year consisting of three hundred sixty (360) days, and shall be charged on the basis of the actual number of calendar days that the principal amount advanced remains unpaid to the Lender.

         7. Default; Remedies. Upon the happening of any of the following events, the Obligations, in their entirety, shall at once become due and payable at the option of

Lender without further notice and Lender may exercise any or all additional remedies provided under this Note:

         (a) if Borrower shall fail to make payment when due of any obligation hereunder, subject to any applicable notice or grace period; or

         (b) if any warranty or representation made by Borrower in this Note or the Loan Agreement shall be false or misleading in any material adverse respect; or any financial statement, information or certification submitted to Lender shall be false or misleading in any material adverse respect; or Borrower shall fail to comply with any material term, condition or covenant contained in this Note or the Loan Agreement, if, in each instance, the circumstances giving rise to any false or misleading condition or such failure to comply shall continue for a period of fourteen (14) days after Lender shall have given Borrower written notice thereof; or

         (c) if Borrower shall make a general assignment for the benefit of creditors or call a meeting of creditors for the purpose of obtaining any financial accommodation or concession; or if a receiver or trustee shall be appointed for all or any portion of Borrower's assets; or if there shall be filed by Borrower any petition or application for relief under the Bankruptcy Code; or

         (d) if there shall be filed against Borrower any petition or application for relief under the Bankruptcy Code which is not discharged or bonded off to the satisfaction of Lender within sixty
         (60) days, or if Borrower consents to any order for relief.

Failure of the Lender to exercise the option to accelerate payment or exercise other remedies in the event of any default shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

         8. Prepayment. The privilege is reserved to Borrower to prepay the indebtedness evidenced hereby, in whole or in part, at any time or from time to time, without prepayment premium or penalty, provided, however, that Borrower shall provide prior written notice to Lender of the intent to prepay ten (10) days in advance of such prepayment.

         9. Attorney's Fees. In the event counsel is employed by the Lender to enforce the provisions of this Note, Borrower shall pay upon demand reasonable attorneys' fees so incurred by Lender, and all other costs and expenses connected with such enforcement.

         10. Waivers. The Borrower hereby waives presentment, protest and demand, notice of protest and notice of dishonor of this Note.

         11. Notices. All notices, requests, demands and other communications required or permitted hereunder must be in writing and shall be effective (a) five (5) days after being mailed by first class and certified or registered mail, return receipt requested, with proper postage prepaid, or (b) two (2) business days after being delivered to an established over-night delivery service, with costs for "next day" delivery prepaid, addressed in either case to the following addresses (or at such other addresses as will be given in writing by the parties to one another):

         To the Borrower:          Marine Shuttle Operations, Inc.
                                   Attention: Mr. Franz Eder
                                   c/o Marine Shuttle Operations AS
                                   Luramyrveien 29
                                   N-4391 Sandes, Norway

                                   with copy to:
                                   Leonard J. Breslow, Esquire
                                   Breslow & Walker, LLP
                                   100 Jericho Quadrangle
                                   Jericho, New York 11753
                                   Tel: (516) 822-6505
                                   Fax: (516) 822-6544

         To the Lender:            ValorInvest Ltd.
                                   Attention: Mr. Pierre Besuchet
                                   29 Quai des Bergues
                                   1201 Geneva
                                   Switzerland
                                   Fax: 0041-1-9238807

                                   with copy to:
                                   Michael H. Chanin, Esquire
                                   Powell, Goldstein, Frazer & Murphy LLP
                                   1001 Pennsylvania Avenue, NW., Suite 600
                                   Washington, DC 20004
                                   Tel: (202) 624-7235
                                   Fax: (202) 624-7222

         12. Severability. In the event any provision (or any part of any provision) contained in this Note shall for any reason be finally held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained herein, but only to the extent it is invalid, illegal or unenforceable.

         13. Successors and Assigns. This Note and/or rights hereunder are assignable to clients of Lender who are not actual, direct competitors of Borrower, without the consent of Borrower, subject only to compliance with applicable securities laws.

         14. Commercial Purpose. The Borrower warrants that the loan evidenced by this Note is being made solely to acquire or carry on a business or commercial enterprise, and that the Borrower is a business or commercial organization. The Borrower further covenants that the loan evidenced by this Note shall be construed for all purposes as a commercial purpose loan.

         15. Time is of the Essence. Time is of the essence as to each and every provision of this Note.

         16. Governing Law and Choice of Forum. The validity and construction of this Note and all matters pertaining thereto are to be determined and construed according to the laws of the State of Nevada, excluding its conflicts of law principles. The Borrower agrees that any appropriate court located in Nevada will have exclusive jurisdiction over any case or controversy arising under or in connection with this Note and will be a proper forum in which to adjudicate such case or controversy. The Borrower expressly consents to personal jurisdiction and venue in such courts.

         17. Waiver of Jury Trial. BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND LENDER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS NOTE. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER, AND BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY AND THAT BORROWER HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT

LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT BORROWER HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

         WITNESS the execution hereof by the Borrower on the date first hereinabove written, with the intent that this shall be an instrument under seal.


                                    BORROWER:

WITNESS:                            MARINE SHUTTLE OPERATIONS, INC.



________________________            By:___________________________(SEAL)
Name                                   Franz Eder
                                       President

                                    Bank Wiring Instructions

                                    ____________________________________________

                                    ____________________________________________

                                    ____________________________________________